UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010
Starwood Hotels & Resorts Worldwide, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-7959 (Commission File Number)	52-1193298 (IRS Employer Identification No.)

1111 Westchester Avenue, White Plains, New York (Address of Principal Executive Offices)	10604 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 914-640-8100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 13, 2010 Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).
The following describes the matters considered by the Company’s stockholders at the Annual Meeting, and the results of the votes cast at the Meeting:
1.	The stockholders voted to elect the following directors by the votes indicated:

NOMINEE	FOR	AGAINST OR WITHHELD	BROKER NON-VOTES
Adam Aron	121,025,561	15,650,771	8,604,207
Charlene Barshefsky	135,441,119	1,235,213	8,604,207
Thomas Clarke	136,409,930	266,402	8,604,207
Clayton Daley, Jr.	126,912,720	9,763,612	8,604,207
Bruce Duncan	123,802,308	12,874,024	8,604,207
Lizanne Galbreath	126,929,814	9,746,518	8,604,207
Eric Hippeau	133,387,307	3,289,025	8,604,207
Stephen Quazzo	130,490,582	6,185,750	8,604,207
Thomas Ryder	136,332,588	343,744	8,604,207
Frits van Paasschen	133,549,861	3,126,471	8,604,207
Kneeland Youngblood	126,846,510	9,829,822	8,604,207
2.	The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
144,747,341	439,243	93,955	-0-
3.	The stockholders voted to reapprove the Company’s Annual Incentive Plan for Certain Executives.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
129,606,091	6,853,747	216,494	8,604,207

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
(Registrant)

By:	/s/ Kristen Prohl
Name: Kristen Prohl
Title: Assistant Secretary

Date: May 18, 2010